EXHIBIT 10.7
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                          EMPLOYEE RETENTION AGREEMENT


                  This EMPLOYEE RETENTION AGREEMENT ("Agreement") is made and entered into as of December 23, 1997, by and among THE WARWICK SAVINGS BANK, a stock savings bank organized and existing under the laws of the state of New York and having its executive offices at 18 Oakland Avenue, Warwick, New York 10990-0591 ("Bank"), WARWICK COMMUNITY BANCORP, INC., a business corporation organized and existing under the laws of the State of Delaware and also having its executive offices at 18 Oakland Avenue, Warwick, New York 10990-0591 ("Company"), and BARBARA A. RUDY, an individual residing at 23 Olde Wagon Road, Warwick, New York 10990 ("Officer").


                              W I T N E S S E T H :

                  WHEREAS, effective as of the date of this Agreement, the Bank has converted from a mutual savings bank to a stock savings bank and has become a wholly owned subsidiary of the Company; and

                  WHEREAS, the Officer currently serves as the Senior Vice President of the Bank and the Bank desires to assure for itself the continued availability of the Officer's services and the ability of the Officer to perform such services with a minium of distraction in the event of a pending or threatened Change of Control (as defined herein); and

                  WHEREAS, for purposes of securing the Officer's services for the Bank, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an employee retention agreement with the Officer on the terms and conditions set forth herein, and the Board of Directors of the Company has authorized the Company to guarantee the Bank's obligations under such an employee retention agreement; and

                  WHEREAS, the Officer is willing to continue to serve the Bank on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank, the Company and the Officer hereby agree as follows:


                  SECTION 1.        EFFECTIVE DATE.

                  (a) This Agreement shall be effective as of the date first above written and shall remain in effect during the term of this Agreement which shall be for a period of one year commencing on the date of this Agreement, plus such extensions, if any, as are provided pursuant to section 1(b); PROVIDED, HOWEVER, that if the term of this Agreement has not otherwise terminated, the term of this Agreement will terminate on the date of the Officer's termination of employment with the Bank; and PROVIDED, FURTHER, that the obligations under section 8 of this Agreement shall survive the term of this Agreement if payments become due hereunder.




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                  (b) Except as provided in section 1(c) and subject to section
10(c), beginning on the date of this Agreement, the term of this Agreement shall automatically be extended for one additional day each day, unless either the Bank or the Officer elects not to extend the Agreement further by giving written notice thereof to the other party, in which case the term of this Agreement shall end on the first anniversary of the date on which such written notice is given; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term of this Agreement shall end on the last day of the month in which the Officer attains the age of 68. Upon termination of the Officer's employment with the Bank for any reason whatsoever, any daily extensions provided pursuant to this section 1(b), if not theretofore discontinued, shall automatically cease.

                  (c) Notwithstanding anything herein contained to the contrary:
(i) nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Officer's employment at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Officer's employment following the expiration of the Assurance Period upon such terms and conditions as the Bank and the Officer may mutually agree upon.

                  SECTION 2.        ASSURANCE PERIOD.

                  (a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change of Control, as defined in section 10 of this Agreement, and ending on the first anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one additional day each day, unless either the Bank or the Officer elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the first anniversary of the date on which such written notice is given.

                  (b) Upon termination of the Officer's employment with the Bank, any daily extensions provided pursuant to the preceding sentence, if not theretofore discontinued, shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the first anniversary of the date of the Change of Control, as defined in section 10 of this Agreement, or the first anniversary of the date on which the daily extensions were discontinued.

                  SECTION 3.        DUTIES.

                  During the period of the Officer's employment that falls within the Assurance Period, the Officer shall: (a) except to the extent allowed under section 6 of this Agreement, devote her full business time and attention (other than during weekends, holidays, vacation per iods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use her best efforts to advance the Bank's interests; (b) serve in the position to which the Officer is appointed by the Bank, which, during the Assurance Period, shall be the position that the Officer held on the day before the Assurance Period commenced or any higher office at the Bank to which she may subsequently be appointed; and (c) subject to the direction of the Board


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and the By-Laws of the Bank, have such functions, duties, responsibilities and authority commonly associated with such position.

                  SECTION 4.        COMPENSATION.

                  In consideration for the services rendered by the Officer during the Assurance Period, the Bank shall pay to the Officer during the Assurance Period a salary at an annual rate equal to the greater of:

                  (a) the annual rate of salary in effect for the Officer on the day before the Assurance Period commenced; or

                  (b) such higher annual rate as may be prescribed by or under the authority of the Board;

PROVIDED, HOWEVER, that in no event shall the Officer's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Officer's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Officer from receiving additional compensation other than salary for her services to the Bank, or additional compensation for her services to the Company, upon such terms and conditions as may be prescribed by or under the authority of the Board or the Board of Directors of the Company.

                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  Except as otherwise provided in this Agreement, the Officer shall, during the Assurance Period, be treated as an employee of the Bank and be eligible to participate in and re ceive benefits under group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's customary practices.

                  SECTION 6.        BOARD MEMBERSHIPS.

                  The Officer may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of her duties under this Agreement. The Officer may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; PROVIDED, HOWEVER, that such activities are


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not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated Officers.

                  SECTION 7.        WORKING FACILITIES AND EXPENSES.

                  During the Assurance Period, the Officer's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within 50 miles of the address at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Officer may mutually agree upon. The Bank shall provide the Officer, at her principal place of employment, with a private office, stenographic services and oth er support services and facilities suitable to her position with the Bank and necessary or appropri ate in connection with the performance of her assigned duties under this Agreement. The Bank shall reimburse the Officer for her ordinary and necessary business expenses, including, without limitation, the Officer's travel and entertainment expenses, incurred in connection with the perfor mance of the Officer's duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

                  SECTION 8.        TERMINATION OF EMPLOYMENT WITH BANK
                                    LIABILITY.

                  (a) In the event that the Officer's employment with the Bank shall terminate either during the Assurance Period, or prior to the commencement of the Assurance Period but within three months of a Change of Control (as defined in section 10 of this Agreement); PROVIDED, HOWEVER, that if the Officer's employment is terminated prior to the commencement of the Assurance Period, it is reasonably demonstrated by the Officer that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect such Change of Control or otherwise arose in connection with or anticipation of such Change of Control, on account of:

                  (i) The Officer's voluntary resignation from employment with the Bank within 90 days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect the Officer to serve in the same position in which the Officer was serving on the day before the Assurance Period commenced (or a more senior office);

                           (B) if the Officer is a member of the Board on the
                  day before the Assurance Period commenced, the failure of the shareholders of the Bank to elect or re-elect the Officer as a member of the Board or the failure of the Board (or the nominating committee thereof) to nominate the Officer for such election or re-election;

                           (C) the expiration of a 30-day period following the
                  date on which the Officer gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-Laws, action


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                  of the Board or the Bank's shareholders or otherwise, to vest in the Officer the functions, duties, or responsibilities vested in the Officer on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Officer may be appointed), unless during such 30-day period, the Bank fully cures such failure;

                           (D) the failure of the Bank to cure a material breach
                  of this Agreement by the Bank, within 30 days following written notice from the Officer of such material breach;

                           (E) a reduction in the salary provided to the
                  Officer, or a material reduction in the benefits provided to the Officer under the Bank's program of employee benefits, other than in connection with an across-the-board reduction in salary and benefits uniformly applied to all employees of the Bank and all subsidiaries and affiliates of the Bank, compared with the salary and benefits that were provided to the Officer on the day before the Assurance Period commenced;

                           (F) a change in the Officer's principal place of
                  employment for a distance in excess of 50 miles from the Bank's principal office in Warwick, New York; or

                  (ii) the Officer's employment with the Bank is terminated by the Bank for any reason other than for "cause" as provided in section 9(a);

then, subject to section 21, the Bank shall provide the benefits and pay to the Officer the amounts described in section 8(b) of this Agreement; PROVIDED, HOWEVER, that if benefits or payments become due hereunder as a result of the Officer's termination of employment prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Officer had remained in the service of the Bank (upon the terms and conditions in effect at the time of her actual termination of service) and had not terminated employment with the Bank until the date on which the Officer's Assurance Period would have commenced.

                  (b) Upon the termination of the Officer's employment with the Bank under circumstances described in section 8(a) of this Agreement, the Bank shall pay and provide to the Officer (or, in the event of the Officer's death, to the Officer's estate):

                  (i) the Officer's earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 8(b)) as of the date of the termination of the Officer's employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after termination of employment;


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                  (ii) the benefits, if any, to which the Officer is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Officer, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which the Officer would have been entitled under such plans (as in effect on the date of her termination of employment, or, if her termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if the Officer had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Officer's period of actual employ ment with the Bank;

                  (iv) within 30 days following the Officer's termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary (which, in the case of an Officer who is compensated in the form of both salary and commissions, shall be equal to the annual average of the total salary and commissions paid to such Officer during the two calendar years prior to such Officer's termination of employment) that the Officer would have earned if the Officer had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Officer's period of actual employment with the Bank, where such present value is to be de termined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986, as amended ("Code"), compounded using the compounding periods corresponding to the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within 30 days following the Officer's termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which she would be entitled under The Warwick Savings Bank Defined Benefit Pension Plan (together with the defined benefit portion of the Benefit Restoration Plan of The Warwick Savings Bank and any other supplemental defined benefit plan) and any and all other qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if the Officer were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Assurance Period; over


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                           (B) the present value of the benefits to which she's
                  actually entitled under such defined benefit pension plans as of the date of her termination;

         where such present values are to be determined using the mortality tables prescr ibed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Officer's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within 30 days following the Officer's termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which she would have been entitled under The Warwick Savings Bank 401(k) Savings Plan, the Employee Stock Ownership Plan of Warwick Community Bancorp, Inc. (together with the defined contribution portion of the Benefit Restoration Plan of The Warwick Savings Bank or any other supplemental defined contribution plan) and any and all other qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, as if she were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Assurance Period and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) the payments that would have been made to the Officer under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank if she had continued working for the Bank during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate at which an award was
                  ever available to the Officer under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to the
                  Officer during each such calendar year at the highest annual rate of salary achieved during the Assurance Period;

         such payments to be made (without discounting for early payment) within 30 days following the Officer's termination of employment;



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                  (viii) at the election of the Bank made within 30 days
         following the occurrence of the event described in section 8(a), upon the surrender of options or appreciation rights issued to the Officer under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                           (A) the excess of (I) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exer cise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (B) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

         For purposes of this section 8(b)(viii), the Officer shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if she's not vested under such plan or program; and

                  (ix) at the election of the Bank made within 30 days following the occurrence of the event described in section 8(a), upon the surrender of any shares awarded to the Officer under any restricted stock plan maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                           (A) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of the Officer's termination of employment; multiplied by

                           (B) the number of shares which are being surrendered.

         For purposes of this section 8(b)(ix), the Officer shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if she's not vested under such plan.

The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) consti tute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payments and benefits (if any) due under sections 8(b)(iii), (iv), (v), (vi) and
(vi) on the receipt of the Officer's resignation from any and all positions which she holds as an officer, director or committee member with respect to the Bank or any subsidiary or affiliate of the Bank.



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                  SECTION 9.        TERMINATION WITHOUT ADDITIONAL BANK
                                    LIABILITY.

                  In the event that the Officer's employment with the Bank shall terminate during the Assurance Period on account of:

                  (a) the discharge of the Officer for "cause," which, for purposes of this Agreement, shall mean a discharge because the Board determine that the Officer: (i) has willfully and intentionally failed to perform her assigned duties under this Agreement (including for these purposes, the Officer's inability to perform such duties as a result of drug or alcohol dependency); (ii) has willfully and intentionally engaged in dishonest or illegal conduct in connection with her performance of services for the Bank or has been convicted of a felony; (iii) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to her performance of services for the Bank, as determined by the Board; or (iv) has willfully and intentionally breached the material terms of this Agreement; PROVIDED, HOWEVER, that, if the Officer engages in any of the acts described in section 9(a)(i) or (a)(iv) above, the Bank shall provide the Officer with written notice of its intent to discharge the Officer for cause, and the Executive shall have 30 days from the date on which the Officer receives such notice to cure any such acts; AND PROVIDED, FURTHER, that on and after the date that a Change of Control occurs, a determination under this section 9 shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60-day period following the date on which the Board shall, by written notice to the Officer, furnish to her a statement of its grounds for proposing to make such determination, during which period the Officer shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by her legal counsel at such presentations, to refute the grounds for the proposed determination;

                  (b) the Officer's voluntary resignation from employment with the Bank for reasons other than those specified in section 8(a)(i); or

                  (c) the death of the Officer while employed by the Bank or the termination of the Officer's employment because of "total and permanent disability" within the meaning of the Bank's long-term disability plan for employees;

then the Bank shall have no further obligations under this Agreement, other than the payment to the Officer of her earned but unpaid salary as of the date of the termination of her employment and the provision of such other benefits, if any, to which she's entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs. For purposes of this section 9, no act or failure to act, on the part of the Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Bank. The


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cessation of employment of the Officer shall not be deemed to be for "cause"
within the meaning of section 9(a) unless and until there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Officer and the Officer is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Officer is guilty of the conduct described in section 9(a) above, and specifying the particulars thereof in detail.

                  SECTION 10.       CHANGE OF CONTROL.

                  (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) the reorganization, merger or consolidation of the Bank with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

                  (ii) the acquisition of substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert; or

                  (iii)    a complete liquidation or dissolution of the Bank;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:



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                           (A) individuals who were members of the Board on the
                  date of this Agreement; or

                           (B) individuals who first became members of the Board
                  after the date of this Agreement either:

                                    (1) upon election to serve as a member of
                           the Board by affirmative vote of three-quarters of the members of such Board, or a nominating committee thereof, in office at the time of such first election; or

                                    (2) upon election by the shareholders of the
                           Board to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

         PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank;

                  (v) any event which would be described in section 10(a)(i),
         (ii), (iii) or (iv) if the term "Company" were substituted for the term "Bank" therein and the term "Board of Directors of the Company" were substituted for the term "Board" therein.

For purposes of this section 10(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or any subsidiary of either of them, by the Company, the Bank or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

                  (c) In the event of a Change of Control, the term "remaining unexpired Assurance Period" shall mean one year beginning on the effective date of such Change of Control, even if such one-year period extends beyond the date the Officer attains age 68.







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                  SECTION 11.       NO EFFECT ON EMPLOYEE BENEFIT PLANS OR
                                    PROGRAMS.

                  The termination of the Officer's employment during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs), as may be maintained by, or cover employees of, the Bank from time to time; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

                  SECTION 12.       SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Officer, her legal representatives and testate or intestate distributees, and the Bank and the Company, their respective successors and assigns, including any successor by merger or consolidation or a statu tory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Bank or the Company may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  SECTION 13.       NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Officer:

                           Barbara A. Rudy
                           23 Olde Wagon Road
                           Warwick, New York 10990

                  If to the Bank or the Company:

                           The Warwick Savings Bank
                           18 Oakland Avenue
                           Warwick, New York 10990-0591

                           Attention: PRESIDENT

                  WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention: DOUGALS J. MCCLINTOCK, ESQ.


                  SECTION 14.       INDEMNIFICATION AND ATTORNEYS' FEES.

                  (a) To the extent permitted by the Banking Law of the State of New York, the Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by the Officer in connection with or arising out of any action, suit or proceed ing in which the Officer may be involved, as a result of the Officer's efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Officer's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  (b) The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Officer or others. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Officer obtains other employment. Unless it is determined that a claim made by the Officer was either frivolous or made in bad faith, the Bank agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Officer may reasonably incur as a result of or in connection with her consultation with legal counsel or arising out of any action, suit, proceeding or contest (regardless of the outcome thereof) by the Bank, the Officer or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code. This section 14(b) shall apply whether such consultation, action, suit, proceeding or contest arises before, on, after or as a result of a Change of Control.

                  SECTION 15.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


                  SECTION 16.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 17.       COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 18.       GOVERNING LAW.

                  Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  SECTION 19.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 20.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 21.       REQUIRED REGULATORY PROVISIONS.

                  The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer under section 8(b) hereof (exclusive of amounts described in section 8(b)(i)) exceed the three times the Officer's average annual total compensation for the last five consecutive calendar years to end prior to her termination of employment with the Bank (or for her entire period of employment with the Bank if less than five calendar years).

                  (b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the FDIC or its designee at the time the FDIC or its designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the FDIC to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

                  SECTION 22.       GUARANTY.

                  The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.


                  IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set her hand, all as of the day and year first above written.


                                              /s/ Barbara A. Rudy
                                              -------------------------------
                                                  BARBARA A. RUDY


                                              THE WARWICK SAVINGS BANK

Attest:

By /s/ Nancy L. Sobotor-Littell               By /s/ Thomas F. Lawrence, Jr.
   ----------------------------                  ---------------------------
       Nancy L. Sobotor-Littell                      Thomas F. Lawrence, Jr.
       Corporate Secretary                           Director

[Seal]

                                              WARWICK COMMUNITY BANCORP, INC..

Attest:

By /s/ Nancy L. Sobotor-Littell               By /s/ Thomas F. Lawrence, Jr.
   ----------------------------                  ---------------------------
       Nancy L. Sobotor-Littell                      Thomas F. Lawrence, Jr.
       Corporate Secretary                           Director

[Seal]

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF ORANGE     )

                  On this 22nd day of December, 1997, before me personally came Barbara A. Rudy, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that she resides at the address set forth in said instrument, and that she signed her name to the foregoing instrument.

                                                      /s/ Lisette D. Cuba
                                                      -------------------------
                                                          Notary Public


STATE OF NEW YORK     )
                      : ss.:
COUNTY OF ORANGE      )

                  On this 22nd day of December, 1997, before me personally came Thomas F. Lawrence, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 82 Maple Avenue, Warwick, New York 10990, that he is a member of the Board of Directors of THE WARWICK SAVINGS BANK, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said savings bank; and that he signed his name thereto by like authority.


                                                      /s/ Lisette D. Cuba
                                                      -------------------------
                                                          Notary Public


STATE OF NEW YORK     )
                      : ss.:
COUNTY OF ORANGE      )

                  On this 22nd day of December, 1997, before me personally came Thomas F. Lawrence, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 82 Maple Avenue, Warwick, New York 10990, that he is a member of the Board of Directors of WARWICK COMMUNITY BANCORP, INC., the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                      /s/ Lisette D. Cuba
                                                      -------------------------
                                                          Notary Public